EXHIBIT 10.2

Translation Copy

Loan Agreement

Lender: Zhouji (Group) Co., Ltd (hereinafter referred to as “Party A”)

Domicile: Building 3, YuJiaAo Mountain Villa, Zhuyu New District, Gaoting Town, Daishan County, Zhoushan City

Borrower: Ningbo Keyuan Plastic Co., Ltd (hereinafter referred to as “Party B”)

Domicile: No. 88, Gangkou Road, Qijiashan, Beilun District, Ningbo City

Surety: Tao Chunfeng

Address: Room 619, No. 88#-26, Yingchun Street, Haishu District, Ningbo City

I.D. Card No.: 440902196706160438

Whereas:

Party B intends to borrow the money from Party A to expand its production and operation scale.

The surety is the actual controller of Ningbo Keyuan Plastic Co., Ltd. The surety agrees with the provision of security for the loan hereunder with part of his shares held in Ningbo Keyuan Plastic Co., Ltd. The surety promises to shoulder the joint and several liability for the loan.

This Agreement is made to specify the rights and obligations of all parties involved

Article 1 Amount, life and transfer of loan

1.	Party A shall loan to Party B an amount of RMB 100,000,000 (ONE HUNDRED MILLION YUAN) with a life of 2 years (TWO YEARS);

2.	The full amount of loan shall be transferred to an account designated by Party B before April 25, 2015.

3.	The surety promises to shoulder the joint and several liability for the provision of security for the loan with any and all of his personal properties.

Article 2 Type of repayment and interest rate of loan

1.	The interest rate under this Agreement shall be computed by 140% of the interest rates of loans provided by banks within the same period of time;

2.	The two parties agree on the type of repayment of principal and interest of the loan as follows: Party A shall be entitled to choose either one of the following two options at the maturity date of the repayment of the loan: (1) Party A asks Party B to repay the principal and interest of the loan in full amount; (2) Party A asks Party B to transfer 15% of its shares to Party A. In this case, the full amount of principle and interest of the loan shall be transferred to Party A’s holding of 15% shares in Ningbo Keyuan Plastic Co., Ltd.

3.	If Party A chooses to hold 15% shares in Party B, Party B agrees that within 15 working days from the date when Party A makes its decision, it will transfer the 15% shares of Ningbo Keyuan Plastic Co., Ltd to Party A to offset the full amount of principle and interest of the loan. After the ownership of the 15% share is transferred, the creditor and debtor relationship will automatically terminate.

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Article 3 Liability for breach of the Agreement

The breach of the terms and conditions hereunder shall constitute the breach of the Agreement. If there is a breach, the non-defaulting party shall have the right to terminate the Agreement. The non-defaulting party shall be entitled to the compensation paid by the party in breach of the Agreement for its losses arising therefrom.

1.	In case Party A fails to transfer the loan before the due date, Party A shall pay Party B a penalty computed from the first day of the overdue period and by the interest of loan provided by banks with the same period of time. In case Party B fails to repay the loan and interest before the due date, Party A shall pay Party B a penalty computed from the first day of the overdue period and by the interest of loan provided by banks with the same period of time.

2.	If Party B declines to transfer the shares specified hereunder or fails to transfer shares specified hereunder before the date mutually agreed upon, Party B shall pay a penalty at the rate of 5‱ each day computed from the first day of the overdue period to Party A; in the meantime, Party A shall reserve the right to bring a lawsuit and mandatorily request Party B’s transfer of the shares specified hereunder, and Party A shall be entitled to the payment of interest of 20% per annum computed from the first day of the overdue period. Nonetheless, the two parties agree that a grace period of one month will be rendered for Party B’s payment of installment due under this Agreement. Within the grace period, no penalties or additional interest will be collected from Party B.

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Article 4 Miscellaneous

1.	If Party A appoints a third party as the lender, Party B shall enter into a separate loan agreement with the third party. No terms or conditions in the agreement entered by and between Party B and the third party shall be inconsistent with those hereunder. The two parties agree that there shall be no increase or decrease of duties or obligations under this Agreement.

2.	The two parties agree that, if Party A chooses to hold Party B’s shares, Party A shall not be entitled to the dividend distributed prior to Party B goes public.

3.	Where Party B or Party B’s associated enterprises need to introduce one or more strategic investor(s) for the purpose of going public, Party A or its appointed third party shall have the preemptive right of purchase at the best rate.

4.	Any and all supplementary agreements in relation to the Agreement shall be deemed to be or construed as an integral part of the Agreement, and shall have the same effect as the Agreement. The Agreement is under the jurisdiction of the court where the injured party is domiciled.

5.	The Agreement is made in three originals, with the three parties each holding one. The Agreement shall come into effect from the date when it is signed and sealed.

Lender: Zhouji (Group) Co., Ltd (seal)

Legal representative:              (signature)

Borrower: Ningbo Keyuan Plastic Co., Ltd (seal)

Legal representative:              (signature)

Surety: Tao Chunfeng            (Signature)

The Agreement is signed in Zhoushan City, Zhejiang Province on April 9, 2015.

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